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                                                                    EXHIBIT 23.6

                              CONSENT OF KPMG LLP


The Board of Directors
Pensar Corporation

We consent to the incorporation by reference in the registration statement on Form S-8 of SMTC Corporation of our report dated May 9, 2000 on the financial statements of Pensar Corporation, which report appears in the registration statement on Form S-1 of SMTC Corporation dated July 20, 2000, as amended (File No. 333-33208) and to the reference to our firm under the caption "Auditors".



                                          /s/ KPMG LLP


Milwaukee
August 18, 2000